UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________________

FORM 8-K
__________________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 1, 2008

Shells Seafood Restaurants, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28258	65-0427966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16313 N. Dale Mabry Hwy, Suite 100, Tampa, FL	33618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (813) 961-0944

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 1, 2008 Shells Seafood Restaurants, Inc. (the “Company”) entered into an Employment Agreement (the “Employment Agreement”) with Marc Bernstein. Pursuant to the terms of the Employment Agreement, Mr. Bernstein shall become the Company’s Chief Executive Officer effective as of April 14, 2008. Mr. Bernstein, 38, had been employed for over the last 10 years with Dallas BBQ, a chain of seven high volume restaurants located in New York, New York, where he served in several leadership positions, including its Director of Operations.

Pursuant to the Employment Agreement, Mr. Bernstein shall be employed as the Company’s Chief Executive Officer for an initial three year term which shall be automatically extended for successive one year periods unless either party gives the other party written notice within 90 days prior to the termination date. Mr. Bernstein shall receive an annual salary of $338,000 with a guaranteed bonus in the first year of employment of $40,000. Mr. Bernstein shall also be awarded an option to purchase 3,530,692 shares of our common stock at an exercise price equal to $.15 per share, the closing price per share on April 1, 2008, which shall vest in 36 equal monthly increments beginning on April 30, 2008. The option will terminate if and to the extent it is not approved by the Company’s stockholders at its 2008 annual stockholders meeting. Mr. Bernstein will also receive a housing and automobile allowance of $3,000 per month and be reimbursed for relocation expenses not to exceed $10,000.

The Employment Agreement provides, among other things, that Mr. Bernstein shall be entitled to severance upon his termination without cause (as defined in the Employment Agreement”). Upon Mr. Bernstein’s termination without cause, he shall be entitled to receive the payment of his then effective base salary and healthcare benefits for a period commencing on the date of termination and ending on the earlier of the six month anniversary of such termination date or the date on which he commences employment with another entity or person. In addition, if Mr. Bernstein is terminated by the Company, or resigns from the Company for a reason specified in the Employment Agreement, within six months of a Change of Control (as defined in the Employment Agreement) he shall be entitled to receive a severance payment equal to six months of his then effective base salary, healthcare benefits for such six month period (unless earlier employed by another person or entity) and his options will vest immediately. Further, Mr. Bernstein agreed not to compete with the Company during the term of the Employment Agreement for a period of twenty-four months after the termination of his employment with the Company.

A copy of the press release issued by the Company in connection herewith is filed with this Current Report as Exhibit 99.1. The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement filed with this Current Report as Exhibit 10.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The discussion under Item 1.01 of this Current Report is incorporated under this Item 5.02 as if set forth herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Item No.	Description

10.1	Employment Agreement, dated as of April 1, 2008, by and between Shells Seafood Restaurants, Inc. and Marc Bernstein.

99.1	Press Release issued by Shells Seafood Restaurants, Inc. on April 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2008	SHELLS SEAFOOD RESTAURANTS, INC.

	By:	/s/ Warren R. Nelson
	Name:	Warren R. Nelson
	Title:	President and Chief Financial Officer

Exhibit Index

Item No.	Description

10.1	Employment Agreement, dated as of April 1, 2008, by and between Shells Seafood Restaurants, Inc. and Marc Bernstein.

99.1	Press Release issued by Shells Seafood Restaurants, Inc. on April 1, 2008.